SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 11, 2015

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33228	20-0065053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

214-221-4610

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 10, 2015, Zion Oil & Gas, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting") at the Westin Galleria Hotel in Dallas, Texas. As of April 13, 2015, the record date for the 2015 Annual Meeting, there were 36,050,739 shares of common stock issued and outstanding. A quorum of common stockholders, present in person or by proxy, representing 28,150,087 shares of common stock was present at the 2015 Annual Meeting. The final voting results of the 2015 Annual Meeting are set forth below.

1.	Proposal to elect Class I Directors to serve until the 2018 Annual Meeting of Stockholders.

The Company’s common stockholders elected each of the Company’s four nominees for Class I Directors to serve a term of three years to expire at the 2018 Annual Meeting of stockholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
John M. Brown	14,021,192	488,975	13,639,919
Forrest Garb	13,480,053	1,030,114	13,639,919
Kent Siegel	13,273,591	1,236,576	13,639,919
Glen Perry	13,714,715	795,452	13,639,919

2.	Proposal to ratify the appointment of MaloneBailey, LLP. as the Company's auditors for the year ending December 31, 2015.

The Company’s common stockholders ratified the appointment of MaloneBailey, LLP., as the Company's auditors for the year ending December 31, 2015, as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
27,475,384	270,195	404,506	0

3.	Proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $0.01 (“Common Stock”), that the Company is authorized to issue from 100 million to 200 million.

The Company’s common stockholders approved to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock, par value $0.01 (“Common Stock”), that the Company is authorized to issue from 100 million to 200 million as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
25,527,141	1,946,116	387,664	289,165

4.	Proposal to amend the Company’s Amended and Restated Certificate of Incorporation to authorize the Company to issue up to 25 million shares of preferred stock, par value $0.01 per share (“Preferred Stock”) and grant to the Board the express authority to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock, the voting rights, designations, preferences, rights and qualifications, limitations, or restrictions of each series of such preferred stock.

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The Company’s common stockholders did not approved to amend the Company’s Amended and Restated Certificate of Incorporation to authorize the Company to issue up to 25 million shares of preferred stock, par value $0.01 per share (“Preferred Stock”) and grant to the Board the express authority to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock, the voting rights, designations, preferences, rights and qualifications, limitations, or restrictions of each series of such preferred stock as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,151,797	970,595	387,776	13,639,918

5.	Proposal to approve an additional number of shares of Common Stock available under the 2011 Equity Incentive Plan for employees and consultants reserving for issuance thereunder an additional four million shares of Common Stock and an additional number of shares of Common Stock available under the 2011 Non-Employee Directors Stock Option Plan reserving for issuance thereunder an additional two million shares of Common Stock.

The Company’s common stockholders approved an additional number of shares of Common Stock available under the 2011 Equity Incentive Plan for employees and consultants reserving for issuance thereunder an additional four million shares of Common Stock and an additional number of shares of Common Stock available under the 2011 Non-Employee Directors Stock Option Plan reserving for issuance thereunder an additional two million shares of Common Stock as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
12,031,148	2,131,042	347,978	13,639,918

 ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 11, 2015

Zion Oil and Gas, Inc.

By:	/s/ Victor G. Carrillo
Victor G. Carrillo
President and Chief Operating Officer

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